Exhibit 10.1

CYANOTECH CORPORATION

2004 INDEPENDENT DIRECTOR STOCK OPTION AND RESTRICTED STOCK GRANT PLAN

Amended and Restated November 8, 2011

I.              Purposes

The purposes of this 2004 Independent Director Stock Option and Restricted Stock Grant Plan (the “2004 Plan”) are: i) to provide additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors of Cyanotech Corporation (“Cyanotech” or the “Company”); and ii) to enhance the future growth of the Company by further aligning the independent directors interests with the interests of the Company and its stockholders.. It is intended that all Stock Options granted under the 2004 Plan will be Non- Qualified Stock Options.

II.            Definitions

(a)           In the 2004 Plan, except where the context otherwise indicates, the following definitions apply:

(1)           “Company” or “Cyanotech” means Cyanotech Corporation, a Nevada corporation.

(2)           “Board” means the Board of Directors of the Company.

(3)           “Independent Director” means a person who as of any applicable date is a member of the Company’s Board and is considered “independent” under Nasdaq Rule 4200A.

(4)           “Share” means a share of Stock that has been previously: (i) authorized but unissued; or (ii) issued and reacquired by the Company.

(5)           “Stock” or “Common Stock” means the common stock, $0.02 par value per share, of the Company, authorized or outstanding on the Effective Date, or any common stock or equity securities that may be issued in respect of such Common Stock in the even of any stock split, combination of Shares, recapitalization or other change in the Company’s then outstanding Common Stock. [adjusted by reverse stock split on November 3, 2006]

(6)           “Stock Option” or “Option” means an option to purchase Shares issued hereunder.

(7)           “Code” means the Internal Revenue Code of 1986, as amended. References herein to any section of the Code shall include any successor section of the Code or its successor.

(8)           “Non-Qualified Stock Option” means an option which does not meet the requirements of Section 422A(b) of the Code.

(9)           “Participant” means any Independent Director of the Company who is granted a Stock Option or Stock hereunder.

(10)         “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

(11)         “Disability” means the Participant so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A determination by a majority of the Board, other than the Participant, as to whether the Participant has incurred a Disability shall be final and conclusive as to all interested parties.

(12)         “Designated Beneficiary” means the person designated to be entitled, on the death of a Participant, to any remaining rights arising out of a Stock Option grant. If no such designation has been made by the Participant, or if the Designated Beneficiary should pre-decease the Participant, any remaining rights arising out of a Stock Option grant shall inure to the executor or administrator of the Participant’s estate or to his/her heirs at law if there is no administration for the Participant’s estate.

(13)         “Effective Date” means the date on which the 2004 Plan is approved by the stockholders of the Company.

(14)         “Fair Market Value” means, with respect to valuation of a share of the Company’s Common Stock on any date herein specified, the closing sale price for such date (on which trades have occurred) as quoted by the Nasdaq Small-Cap Market List, or if the Company’s Common Stock is listed on an alternate national securities exchange as of such date, the closing sale price reported by such national securities exchange for such date. If the Common Stock is not included in the Nasdaq Small-Cap Market List or is not listed on an alternate national securities exchange as of such date, “Fair Market Value” shall mean the closing sale price quoted by an established quotation service for over-the-counter securities. In the event the Common Stock is not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Board in good faith in such manner as it deems appropriate. In no event shall the “Fair Market Value” be lower than the par value per share of the Company’s Common Stock.

(15)         “Terminate” means to cease to be a Director of the Company.

(16)         “Termination of Directorship” means the cessation of any Participant to be a Director for any reason whatsoever, voluntarily or involuntarily. A Termination of Directorship shall be deemed to occur on the actual date of such termination (by death, disability, retirement, resignation, non election or otherwise)

III.           Grants of Stock Options and Restricted Stock

(a)           Options  Options will be granted to persons who are newly elected Independent Directors of the Company.  On the Effective Date, each newly elected Independent Director shall receive without the exercise of the discretion of any person or persons, 10-year  Options exercisable for 1,000 Shares; provided,  however, for independent directors elected at the 2011 annual stockholders meeting the number of options granted shall be for 6,000 Shares; provided, further, that the 1,000 Share stock option grants to such directors effective August 29, 2011, shall be supplemented with 5,000 stock option grants to the eligible directors effective November 8, 2011. Thereafter, as of the date of the annual meeting of stockholders in each year after 2011 that the 2004 Plan is in effect, as provided in Section V hereof; each Independent Director then elected or continuing in office who did not previously receive a grant of Options hereunder shall receive, without the exercise of the discretion of any person or persons, 10-year Options exercisable for 6,000 Shares.  If, as of such annual meeting date, there are not sufficient Shares available under the 2004 Plan to allow for the grant to each eligible Independent Director of Options of Shares pursuant to Section III (d) for the number of Shares provided herein, each eligible Independent Director shall receive Options or Shares for a pro rata share of the total number of Shares available under the 2004 Plan.  All Options granted under the 2004 Plan shall be (i) at the Option price set forth in subsection (b) of this Section III, (ii) subject to the exercise restriction set forth in subsection (c) of this Section III, and (iii) subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII. [amended by Board on November 8, 2011; previously adjusted for reverse stock split, November 3, 2006]

(b)           Purchase Price  The purchase price of Shares issued under each Option (sometimes also referred to as the exercise price) shall be at the Fair Market Value of Shares subject to the Option on the date the Option is granted.

(c)           Vesting All Options granted hereunder shall vest and become exercisable six months from the date of grant.

(d)           Restricted Stock Grants (i) As of the date of the annual meeting of stockholders in each year after 2004 that the 2004 Plan is in effect, as provided in Section V, each Independent Director then elected or continuing in office who had previously received a stock option grant pursuant to Section III (a) will be issued, without the exercise of the discretion of any person or persons and without payment, 875 Shares of the Company’s fully paid and non-assessable Shares of Common Stock; provided, however, for independent directors elected since the September 2009 annual stockholders meeting, the annual grant is increased to 2,000 shares for each independent director other than the Chairman and in the case of the independent director designated as Chairman, the annual grant shall be 4,000 shares; provided further, that for fiscal year 2010, the grant for independent directors shall be adjusted to one-half of the 875 share annual grant heretofore plus one-half of the new independent director annual grant of 2,000 shares, and in the case of the Chairman of the Board one-half of the new annual grant of 4,000 shares. For the avoidance of any ambiguity, such grants shall be adjusted as of March 24, 2010, net of the grants issued as of September 9, 2009, and result in additional grants for fiscal year 2010 to the Chairman of 1,563 shares of the Company’s Common Stock and to the other independent director members of the Board of 563 shares of such Common Stock, in each case to be valued at the closing price on NASDAQ on March 24, 2010. (ii) As of the date of the annual meeting of stockholders in each year after 2011 that the 2004 Plan is in effect, as provided in Section V, each Independent Director then elected or continuing in office who had previously received a stock option grant pursuant to Section III (a) will be issued, without the exercise of the discretion of any person or persons and without payment, 4,000 Shares of the Company’s fully paid and non-assessable Shares of Common Stock; provided, however, in the case of the Chairman of the Board, the annual grant shall be 5,000 shares. Thereafter, so long as the total number of shares reserved for issuance under the 2004 Director Stock Plan has not been exhausted, restricted stock grants shall be made on the date of the annual stockholders meeting without further adjustment. If, as of such annual meeting date there are not sufficient Shares available under the 2004 Plan to allow the grant to each eligible Independent Director of Shares or Options pursuant to Section III (a) for the number of shares provided herein, each eligible Independent Director will receive Shares or Options for a pro rata share of the total number of Shares available under the 2004 Plan. All Shares granted under this Section III (d) are non-transferable for six months following the grant date. [amended by Board on November 8, 2011 and previously on March 24, 2010]

(e)           No Independent Director shall be required to forfeit or otherwise return to the Company any Shares of Common Stock issued to him or her as a grant pursuant to the 2004 Plan notwithstanding any change in status of such Independent Director which renders him or her ineligible to continue as a Participant in the 2004 Plan. Any person who is an Independent Director immediately following the date of the Company’s Annual Meeting of Stockholders shall be entitled to receive an Option or Stock grant notwithstanding any change in status of such Independent Director which renders such Director ineligible to continue participation in the 2004 Plan prior to delivery of certificates evidencing Shares of Common Stock.

IV.           Administration

(a)           The 2004 Plan shall be administered by the Company’s Chief Executive Officer and Chief Financial Officer (“Administrators”). The Administrators are responsible for administering the 2004 Plan. The Administrators have authority to adopt rules as they may deem appropriate to carry out the purposes of the 2004 Plan, have authority to interpret and construe the provisions of the 2004 Plan and any agreements and notices under the 2004 Plan and to make determinations pursuant to any 2004 Plan Provision. Each interpretation, determination or order or action made or taken by the Administrators pursuant to the 2004 Plan is final and binding on all persons. The Administrators are not liable for any action or determinations made in good faith, and are entitled to indemnification and reimbursement in the manner provided in the Company Articles of Incorporation and By-Laws as such documents may be amended from time to time.

(b)           The Administrators may, in their discretion, delegate duties to an officer or employee or a committee composed of officers or employees of the Company, but it may not delegate its authority to apply and interpret this 2004 Plan.

V.            Term

The term of this 2004 Plan commences on the Effective Date and will terminate at 11:59 PM (Hawaii Standard Time) on the date of the annual meeting of stockholders in the year 2014. This 2004 Plan shall remain in effect for the purposes administration of any Stock Options granted pursuant to its provisions and no such Stock Option granted during the term of this 2004 Plan shall be affected adversely by the termination of the 2004 Plan.

VI.           Shares Reserved; Options Grantable and Exercisable

(a)           Subject to adjustment as provided in Section VII hereof, a total of 200,000 Shares shall be subject to issuance under the 2004 Plan. The Shares subject to the 2004 Plan shall be and are hereby reserved for issuance pursuant to the 2004 Plan. Any of the Shares that are not subject to outstanding Options at the termination of the 2004 Plan shall cease to be reserved for the purposes of the 2004 Plan. If any Option expires or is cancelled prior to its exercise in full, the Shares theretofore subject to such Option will return to the pool of available Shares may again be granted by an Option or Stock Grant under the 2004 Plan. [amended by stockholders August 29, 2011 to increase shares reserved for issuance; reformed March 24, 2010 to correct number of shares reserved by original stockholder vote in 2004; and further adjusted by November 3, 2006 reverse stock split]

(b)           As to a Participant, an Option ceases to be exercisable, as to any Share, when the Participant purchases the Shares or when the Option lapses.

VII.         Adjustments

(a)           The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets of business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)                                 If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then: (i) the number and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class or classes of Shares as the Participant would have received had he or she exercised his or her Stock Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class or classes of shares then reserved for issuance under the 2004 Plan shall be adjusted by substituting for the total number of Shares of Common Stock then reserved that number and class or classes of Shares of Common Stock that would have been received by the owner of an equal number of outstanding Shares of Common Stock as the result of the event requiring the adjustment.

(c)                                  If, while unexercised Stock Options remain outstanding under the 2004 Plan: (i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or the Common Stock is converted into other securities, cash or other property in connection with such merger or consolidation; (ii) the Company sells or otherwise disposes of substantially all its assets to another person, corporation or entity; (iii) the Company is liquidated or dissolved; (iv) over 50 percent of the outstanding Common Stock is acquired by another corporation in exchange for stock (or stock and other securities) of such corporation; or (v) over 50 percent of the then outstanding Common Stock is acquired in a single transaction or a series of related transactions, then after the effective date of such merger, consolidation, exchange, liquidation, sale or acquisition, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities of the Company or the surviving or acquiring corporation or such other property at the same rate per share as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, exchange liquidation, sale or acquisition.

(d)           Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares or stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of tights of warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of Shares of Common Stock then subject to outstanding Stock Options.

VIII.        Terms and Conditions of Stock Options

(a)           During the Participant’s life, the Stock Option is exercisable only by the Participant or by his or her guardian or legal representative.

(b)           A Stock Option under this 2004 Plan is not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and is not subject, in whole or in part, to attachment, execution or levy of any kind.

(c)           Any Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(d)           Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of Shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the provisions hereof, the address to which the certificates representing shares issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such Shares, which payment shall be made in cash or by check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such Shares or as provided in subsection (e) below. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. When Shares are to be issued or delivered pursuant to the 2004 Plan, but only to the extent that the Company determines that tax withholding is required pursuant to applicable law or regulation, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares, which payment may be made in the manner set forth above or in the manner permitted by clause (c) below.

(e)           Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of Shares previously issued to the Participant. Unless otherwise permitted by the Board, payment of the exercise price in Shares shall be made only with Shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in Shares owned by the Participant, then the Participant shall deliver to the Company, exercised: (i) certificates registered in the name of such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the Shares of Common Stock with respect to which such Stock Option is to be exercised plus any applicable tax required to be withheld by the Company, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates; and (ii) if the exercise price of the Shares with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or check, bank draft or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

(f)            Stock Options granted to any Participant under this 2004 Plan shall be subject to the following conditions:

(1)           The price per share shall be as set forth in Section III.

(2)           Except as otherwise provided in paragraph (3) below, each Stock Option shall have a term of ten (10) years from the date such Option is granted and shall vest in accordance with Section III(c) hereof.

(3)           A Stock Option shall lapse and expire in the following situations:

(i)    If a Termination of Directorship occurs with respect to any Participant, for any reason other than death or Disability, any and all unexercised and vested Stock Options held by such Participant shall expire: (A) as of 12:01 AM (Hawaii Standard Time) on the date which is three (3) months after the date of such Termination of Directorship; or (B) on the expiration date of the term of the Stock Option, whichever date is earlier.

(ii)   If a Termination of Directorship occurs with respect to any Participant by reason of the death or Disability of such Participant, any and all unexercised and vested Stock Options shall expire: (A) as of 12:01 AM (Hawaii Standard Time) on the date which is one (1) year from the date of the Termination of Directorship due to such death or Disability; or (B) on the expiration date of the term of the Stock Option, whichever date is earlier. Any such vested and unexercised Stock Option may be exercised by the Designated Beneficiary of a deceased Participant, or the legal guardian of a disabled Participant, subject to all applicable provisions of the 2004 Plan.

(iii)  In the event of Participant’s Termination of Directorship for any reason other than not being re-elected at an annual meeting of stockholders, including death or disability, any portion of a previously granted Stock Option that was not exercisable on the date of such Termination of Directorship shall automatically expire as of 12:01 AM (Hawaii Standard Time) on the date of Termination of Directorship, and no further vesting of such Stock Option shall occur.

IX.           Power to Amend

The Board of Directors may modify, revise or terminate the 2004 Plan at any time and from time to time; provided, however, that the 2004 Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder; and provided, further, that without the approval of the holders of at least a majority of the outstanding Shares of the Company’s voting stock, the Board of Directors may not (i) materially increase the benefits accruing to Participants under the 2004 Plan; (ii) change the aggregate number of Shares which may be issued under the 2004 Plan; (iii) reduce the Option price at which Options have been granted; or (iv) change the class of persons eligible to receive Options. However, no termination or amendment of the 2004 Plan may, without the consent of the holder of any Option then outstanding adversely affect the rights of such holder under the Option.

X.            Exercise of Options; No Registration

The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option or grant Shares if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon grant of Shares or exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect thereto, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or state securities laws. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority. Certificates for Stock issued under the 2004 Plan are subject to such legends, stock transfer orders and other restrictions as the Company may consider necessary or advisable.

XI.           Withholding

The provisions of this section shall apply only to the extent that the Company determines that tax withholding is required, pursuant to applicable law or regulation, at the time that Shares are to be issued or delivered pursuant to the 2004 Plan. If the Company determines that tax withholding is required, the Company shall require the Participant to remit to the Company and amount sufficient to satisfy any applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for Shares. The Company shall also have the right to withhold from any fees or other compensation payable by the Company to the Participant an amount sufficient to satisfy any applicable federal, state and local withholding tax requirement.

XII.         Stock Option Agreement

The Stock Options awarded to a Participant shall be evidenced by a separate written agreement (the “Stock Option Agreement”) which shall be subject to the terms and provisions of the 2004 Plan, and which shall be signed by the Participant and by a duly authorized officer, other than the Participant, in the name of and on behalf of the Company. In the event of any inconsistency or conflict between the terms of the 2004 Plan and a Stock Option Agreement, the terms of the 2004 Plan shall govern.

XIII.        No Rights as Stockholder

A holder of a Stock Option shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a certificate for such Shares. Except as otherwise provided in Section VII, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued.

XIV.        No Right to Reelection

Nothing in the 2004 Plan is to be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s stockholders, nor confer upon an Independent Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

XV.         No Assignment or Allocation of Benefits

No right or benefit under this 2004 Plan shall be subject to anticipation, alienation, sale assignment, pledge, encumbrance, or charge and any such act shall be void, except for any transfer pursuant to the Participant’s will or under the laws of descent and distribution or as otherwise permitted pursuant to Section VIII hereof. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contract, liabilities, or torts of the person entitled to such right or benefit.

XVI.        Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this 2004 Plan. The words, “hereunder,” “herein,” “hereof’ and similar compounds of the word “here” shall refer to the entire 2004 Plan and not to any particular section or provision.

XVII.      No Guarantee of Tax Consequences

The Company makes no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any Non-Employee Director participating or eligible to participate herein.

XVIII.     Severability

In the event that any provision of this 2004 Plan is held to be illegal, invalid or unenforceable, such provision shall be fully severable, but shall not affect the remaining provisions of the 2004 Plan, and the 2004 Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

XIX.        Stockholder Approval

Notwithstanding any other provision of the 2004 Plan, the 2004 Plan must be approved by the holders of at least a majority of the shares of Stock present, or represented, and entitled to vote thereon, at a duly held stockholders’ meeting within 12 months after the date of its adoption by the Board, and no Stock Options or no shares of Common Stock shall be issued under the 2004 Plan until such approval has been secured.

XX.         Interpretations

The provisions of the 2004 Plan shall be construed, administered, and governed by the laws of the State of Hawaii, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States of America and the State of Nevada.

XXI.        Government Regulations

The 2004 Plan, the granting and exercise of Stock Options and Shares thereunder, and the obligations of the Company to sell and deliver Shares under such Stock Options, are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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